[LOGO OMITTED]
UNISOURCE ENERGY
NEWS


FOR IMMEDIATE RELEASE                                            August 23, 2004
Media Contact: Art McDonald, (520) 884-3628                        Page 1 of 5
Financial Analyst Contact: Jo Smith, (520) 884-3650

             UNISOURCE ENERGY REPORTS SOLID SECOND QUARTER EARNINGS

TUCSON, ARIZ. - UniSource Energy Corporation (NYSE: UNS) today reported earnings for the second quarter of 2004 of $13 million, or $0.37 per share of common stock.

Increased retail and wholesale electricity sales at Tucson Electric Power Company (TEP), UniSource Energy's principal subsidiary, and higher availability of TEP's coal-fired generators were among several factors that contributed to improved second quarter earnings.

During the second quarter of 2004, TEP determined that its methodology for estimating unbilled revenues resulted in an under reporting of revenues in prior periods. As a result, TEP adopted new methodology to estimate unbilled revenues. UniSource Energy and TEP will amend their prior Securities and Exchange Commission filings on Form 10-K for the year ended December 31, 2003 and on Form 10-Q for the quarter ended March 31, 2004 to reflect the effect of these procedural changes in its prior financial statements. These changes will result in TEP (and UniSource Energy on a consolidated basis) recognizing additional net income of $1.3 million in 2003, $1.7 million in 2002, and $2.5 million in 2001. The restated net income for UniSource Energy is $113.9 million in 2003, $34.9 million in 2002 and $63.8 million in 2001. In addition, the effect of restating periods prior to 2001 resulted in an $11.3 million increase in common stock equity from $374.2 million to $385.5 million as of December 31, 2000.

In the second quarter of 2004, TEP's utility gross margin (total operating revenues minus fuel and purchased energy) increased $14 million, or 10%, compared with the second quarter of 2003. In the three months ended June 30, 2003, UniSource Energy's restated earnings of $7 million, or $0.20 per share, reflect the impact of unplanned plant outages which led to reduced wholesale energy sales and higher replacement power costs.

"Our strong performance reflects the reliability of our utility operations, continued growth in our service territories and the dedication of our employees," said James S. Pignatelli, Chairman, President and Chief Executive Officer. "We haven't allowed our company's pending acquisition to distract us from our central mission to meet the needs of our customers and deliver results for shareholders."

In November 2003, UniSource Energy entered into an agreement that provides for the acquisition of all of the company's outstanding common stock for $25.25 per share by Saguaro Utility Group L.P., an Arizona limited partnership whose general partner is Sage Mountain, L.L.C. and whose limited partners include investment funds affiliated with Kohlberg Kravis Roberts & Co., L.P., J.P. Morgan Partners, LLC, and Wachovia Capital Partners. UniSource Energy's shareholders voted on March 29, 2004 to approve the acquisition agreement. The acquisition, which also requires certain regulatory approvals, is expected to occur in the fourth quarter of 2004. Results from the second quarter of 2004 included $1 million in expenses related to the proposed acquisition of UniSource Energy

UniSource Energy Services (UES), a subsidiary that provides natural gas and electricity in northern and southern Arizona, contributed $0.5 million to second quarter earnings. Millennium Energy Holdings (MEH), which oversees UniSource Energy's unregulated investments, reported a net loss of $3 million in the second quarter of 2004 after recording a net loss of $4 million in the same period last year.

TUCSON ELECTRIC POWER COMPANY

TEP reported second quarter earnings of $18 million, or $0.52 per UniSource Energy share, compared with restated earnings of $14 million, or $0.40 per UniSource Energy share, in the same period last year. Retail kilowatt-hour (kWh) sales increased 5 percent in the second quarter of 2004 over the same period last year.

Retail revenues increased by $12 million compared with the second quarter of 2003. TEP's retail customer base grew 2 percent to 370,894 between the second quarters of 2003 and 2004.

Higher power prices and the increased availability of TEP's coal-fired generating facilities during the second quarter of 2004 led to a $7 million increase in TEP's wholesale revenues compared to the same period last year. Wholesale power prices on the Dow Jones Palo Verde Index averaged $44 per megawatt-hour (MWh) during the second quarter of 2004, compared with $39 per MWh during the second quarter of 2003. Energy output from TEP's coal-fired generating facilities increased 10% in the second quarter of 2004 over the same period last year.

Other factors affecting TEP's earnings include a $4 million increase in Transition Recovery Asset amortization and a $3 million decline in total interest expense resulting from lower rates under TEP's credit agreement and lower capital lease obligation balances compared with last year. TEP recorded a $3 million reserve in the second quarter of 2004 to further reduce the amount of its outstanding receivable related to wholesale sales made to California in 2001 and 2000 that it believes are collectible. This amount was recorded as a reduction to wholesale revenue.

UNISOURCE ENERGY SERVICES

UES reported earnings of $0.5 million, or $0.02 per UniSource Energy share. The utility began providing gas and electric service through UNS Gas and UNS Electric in northern and southern Arizona in August 2003. During the second quarter of 2004, UNS Electric recorded retail revenues of $35 million, while UNS Gas produced retail revenues of $21 million.

Customer growth at UES remains strong. Both UNS Gas' and UNS Electric's retail customer bases grew by over 1 percent during the second quarter of 2004.

MILLENNIUM ENERGY HOLDINGS

MEH reported a net loss of $3 million, or $0.10 per UniSource Energy share, compared with a loss of $4 million in the second quarter of 2003. Global Solar Energy, a MEH subsidiary, lost $2 million during the second quarter of 2004, compared with a loss of $4 million in the same period last year.

YEAR-TO-DATE

UniSource Energy's consolidated year-to-date earnings through June 30, 2004, were $19 million, or $0.56 per share, compared to $59 million, or $1.75 per share, during the same period last year as restated.

Last year's results reflected the adoption of Financial Accounting Standard 143 (FAS 143), a new rule related to accounting for plant retirement and removal costs. TEP recorded a $67 million after-tax gain, or $2.00 per UniSource Energy share, in the first quarter of 2003 as a result of adopting FAS 143. Excluding the impact of FAS 143, UniSource Energy's consolidated year-to-date restated loss through June 2003 was $8 million, or $0.25 per share.

QUARTERLY AND YEAR-TO-DATE EARNINGS PER SHARE SUMMARY

                                                   2ND QUARTER
                                               2004          2003
Per UniSource Energy share                                (RESTATED)
---------------------------------------------------------------------
Tucson Electric Power                          $0.52         $0.40
UniSource Energy Services (1)                   0.02            -
Millenium Energy Holdings                      (0.10)        (0.13)
Inter-Company and Other                        (0.07)        (0.07)
--------------------------------------------------------------------
UniSource Energy Consolidated                  $0.37         $0.20
====================================================================
Avg. Shares Outstanding (millions)              34.4          33.8

                                               YEAR-TO-DATE JUNE 30
                                               2004          2003
Per UniSource Energy share                                (RESTATED)
---------------------------------------------------------------------
Tucson Electric Power                          $0.55         $0.16
UniSource Energy Services (1)                   0.16            -
Millenium Energy Holdings                      (0.04)        (0.28)
Inter-Company and Other                        (0.11)        (0.13)
--------------------------------------------------------------------
Income Before Cumulative Effect
of Accounting Change                            0.56         (0.25)
Cumulative Effect of Accounting
Change - Net of Tax (2)                            -          2.00
--------------------------------------------------------------------
UniSource Energy Consolidated                  $0.56         $1.75
====================================================================
Avg. Shares Outstanding (millions)              34.3          33.8

(1)    UniSource Energy Services began operations on August 11, 2003.




(2) TEP results in the first six months of 2003 include an after-tax gain of $67 million for the Cumulative Effect of Accounting Change from the adoption of FAS 143.


UniSource Energy believes that the presentation of TEP, UES and MEH net income or loss on a per UniSource Energy share basis, which are non-GAAP financial measures, provides useful information to investors by disclosing the results of operations of its business segments on a basis consistent with UniSource Energy's reported earnings.

EARNINGS OUTLOOK

UniSource Energy's management has reaffirmed its 2004 full-year earnings estimate of $1.25 to $1.60 per share.

UniSource Energy's earnings are subject to its utilities' seasonal energy sales. Generally, TEP records a significant portion of its earnings during the third quarter as a result of peak energy usage during the summer.

In connection with the proposed acquisition of UniSource Energy, during 2004 UniSource Energy will seek to obtain all necessary regulatory approvals and comply with all of the conditions contained in the acquisition agreement so that the acquisition can occur in a timely manner.

UniSource Energy's primary subsidiaries include Tucson Electric Power Company; UniSource Energy Services, provider of natural gas and electric service in northern and southern Arizona; and Millennium Energy Holdings, parent company of UniSource Energy's unregulated energy businesses. For more information about UniSource Energy and its subsidiaries, visit www.UniSourceEnergy.com.

This news release contains forward-looking information that involves risks and uncertainties, that include, but are not limited to, the ability to obtain necessary approvals and satisfy other closing conditions contained in the acquisition agreement; the outcome of regulatory proceedings; the ongoing restructuring of the electric industry; regional economic and market conditions which could affect customer growth and the cost of fuel and power supplies; changes to long-term contracts; performance of TEP's generating plants; the weather; changes in asset depreciable lives; changes related to the recognition of unbilled revenue; the cost of debt and equity capital; changes in accounting standards; and other factors listed in UniSource Energy's Form 10-K and 10-Q filings with the Securities and Exchange Commission. The preceding factors may cause future results to differ materially from outcomes currently expected by UniSource Energy.

UNISOURCE ENERGY 2004 RESULTS

UNISOURCE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME                           Three Months Ended           INCREASE/(DECREASE)
(in thousands of dollars, except per share amounts)                        June 30,              ----------------------
(UNAUDITED)                                                        2004        2003 RESTATED       AMOUNT       PERCENT
-----------------------------------------------------------------------------------------------------------------------
OPERATING REVENUES
   Electric Retail Sales                                        $  224,056      $  177,237       $   46,819       26.4
   Electric Wholesale Sales                                         42,189          35,160            7,029       20.0
   Gas Revenue                                                      20,212               -           20,212        N/M
   Other Revenues                                                    3,624           3,676              (52)      (1.4)
-----------------------------------------------------------------------------------------------------------------------
     TOTAL OPERATING REVENUES                                      290,081         216,073           74,008       34.3
-----------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
   Fuel                                                             55,340          51,763            3,577        6.9
   Purchased Energy                                                 54,350          17,875           36,475        N/M
   Other Operations and Maintenance                                 57,646          49,490            8,156       16.5
   Depreciation and Amortization                                    36,560          30,920            5,640       18.2
   Amortization of Transition Recovery Asset                        12,003           7,892            4,111       52.1
   Taxes Other Than Income Taxes                                    12,611          11,152            1,459       13.1
-----------------------------------------------------------------------------------------------------------------------
     TOTAL OPERATING EXPENSES                                      228,510         169,092           59,418       35.1
-----------------------------------------------------------------------------------------------------------------------
       OPERATING INCOME                                             61,571          46,981           14,590       31.1
-----------------------------------------------------------------------------------------------------------------------
OTHER INCOME (DEDUCTIONS)
   Interest Income                                                   5,013           5,056              (43)      (0.9)
   Other Income                                                      1,945           1,752              193       11.0
   Other Expense                                                    (4,305)           (777)          (3,528)       N/M
-----------------------------------------------------------------------------------------------------------------------
     TOTAL OTHER INCOME (DEDUCTIONS)                                 2,653           6,031           (3,378)     (56.0)
-----------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE
   Long-Term Debt                                                   20,032          19,113              919        4.8
   Interest on Capital Leases                                       20,065          20,796             (731)      (3.5)
   Other Interest Expense, Net of Amounts Capitalized                 (329)            393             (722)       N/M
-----------------------------------------------------------------------------------------------------------------------
     TOTAL INTEREST EXPENSE                                         39,768          40,302             (534)      (1.3)
-----------------------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                          24,456          12,710           11,746       92.4
   Income Tax Expense                                               11,655           5,790            5,865        N/M
-----------------------------------------------------------------------------------------------------------------------
NET INCOME                                                      $   12,801      $    6,920       $    5,881       85.0
=======================================================================================================================
WEIGHTED-AVERAGE SHARES OF COMMON STOCK OUTSTANDING (000)           34,392          33,821              571        1.7
=======================================================================================================================
BASIC EARNINGS PER SHARE                                             $0.37           $0.20            $0.17       85.0
=======================================================================================================================
DILUTED EARNINGS PER SHARE                                           $0.37           $0.20            $0.17       85.0
=======================================================================================================================
DIVIDENDS PAID PER SHARE                                             $0.16           $0.15            $0.01        6.7
=======================================================================================================================

                                                                      Three Months Ended           INCREASE/(DECREASE)
TUCSON ELECTRIC POWER                                                      June 30,              ----------------------
ELECTRIC KWH SALES (000)                                           2004        2003 RESTATED       AMOUNT       PERCENT
-----------------------------------------------------------------------------------------------------------------------
   Retail Sales                                                  2,178,062       2,078,281           99,781        4.8
   Wholesale Sales                                                 935,564         794,905          140,659       17.7
-----------------------------------------------------------------------------------------------------------------------
     TOTAL                                                       3,113,626       2,873,186          240,440        8.4
=======================================================================================================================

N/M - Not Meaningful
Reclassifications have been made to prior periods to conform to the current period's presentation.

UNISOURCE ENERGY 2004 RESULTS

UNISOURCE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME                            Six Months Ended            INCREASE/(DECREASE)
(in thousands of dollars, except per share amounts)                        June 30,              ----------------------
(UNAUDITED)                                                        2004        2003 RESTATED       AMOUNT       PERCENT
-----------------------------------------------------------------------------------------------------------------------
OPERATING REVENUES
   Electric Retail Sales                                        $  398,419      $  306,372       $   92,047       30.0
   Electric Wholesale Sales                                         83,889          75,444            8,445       11.2
   Gas Revenue                                                      69,013               -           69,013        N/M
   Other Revenues                                                    8,844           6,504            2,340       36.0
-----------------------------------------------------------------------------------------------------------------------
     TOTAL OPERATING REVENUES                                      560,165         388,320          171,845       44.3
-----------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
   Fuel                                                            102,789          98,265            4,524        4.6
   Purchased Energy                                                110,818          33,557           77,261        N/M
   Other Operations and Maintenance                                124,259         101,646           22,613       22.2
   Depreciation and Amortization                                    71,696          61,440           10,256       16.7
   Amortization of Transition Recovery Asset                        20,600          11,619            8,981       77.3
   Taxes Other Than Income Taxes                                    25,722          22,743            2,979       13.1
-----------------------------------------------------------------------------------------------------------------------
     TOTAL OPERATING EXPENSES                                      455,884         329,270          126,614       38.5
-----------------------------------------------------------------------------------------------------------------------
       OPERATING INCOME                                            104,281          59,050           45,231       76.6
-----------------------------------------------------------------------------------------------------------------------
OTHER INCOME (DEDUCTIONS)
   Interest Income                                                   9,882          10,290             (408)      (4.0)
   Other Income                                                     10,660           2,794            7,866        N/M
   Other Expense                                                    (5,321)         (3,002)          (2,319)     (77.2)
-----------------------------------------------------------------------------------------------------------------------
     TOTAL OTHER INCOME (DEDUCTIONS)                                15,221          10,082            5,139       51.0
-----------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE
   Long-Term Debt                                                   43,150          38,385            4,765       12.4
   Interest on Capital Leases                                       40,109          41,534           (1,425)      (3.4)
   Other Interest Expense, Net of Amounts Capitalized                 (543)            300             (843)       N/M
-----------------------------------------------------------------------------------------------------------------------
     TOTAL INTEREST EXPENSE                                         82,716          80,219            2,497        3.1
-----------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE INCOME TAXES AND
CUMULATIVE EFFECT OF ACCOUNTING CHANGE                              36,786         (11,087)          47,873        N/M
   Income Tax Expense (Benefit)                                     17,564          (2,882)          20,446        N/M
-----------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE         19,222          (8,205)          27,427        N/M
CUMULATIVE EFFECT OF ACCOUNTING CHANGE - NET OF TAX                      -          67,471          (67,471)       N/M
-----------------------------------------------------------------------------------------------------------------------
NET INCOME                                                      $   19,222      $   59,266       $  (40,044)     (67.6)
=======================================================================================================================
WEIGHTED-AVERAGE SHARES OF COMMON STOCK OUTSTANDING (000)           34,288          33,780              508        1.5
=======================================================================================================================
BASIC EARNINGS PER SHARE
   INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE       $0.56          $(0.25)          $0.81         N/M
   CUMULATIVE EFFECT OF ACCOUNTING CHANGE - NET OF TAX                   -            2.00           (2.00)        N/M
-----------------------------------------------------------------------------------------------------------------------
   NET INCOME                                                        $0.56           $1.75          $(1.19)      (68.1)
=======================================================================================================================
DILUTED EARNINGS PER SHARE
   INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE       $0.55          $(0.25)          $0.80         N/M
   CUMULATIVE EFFECT OF ACCOUNTING CHANGE - NET OF TAX                   -            2.00           (2.00)        N/M
-----------------------------------------------------------------------------------------------------------------------
   NET INCOME                                                        $0.55           $1.75          $(1.20)      (68.7)
=======================================================================================================================
DIVIDENDS PAID PER SHARE                                             $0.32           $0.30           $0.02         6.7
=======================================================================================================================

                                                                       Six Months Ended            INCREASE/(DECREASE)
TUCSON ELECTRIC POWER                                                      June 30,              ----------------------
ELECTRIC KWH SALES (000):                                          2004        2003 RESTATED       AMOUNT       PERCENT
-----------------------------------------------------------------------------------------------------------------------
   Retail Sales                                                  3,986,808       3,716,429          270,379        7.3
   Wholesale Sales                                               1,824,854       1,733,742           91,112        5.3
-----------------------------------------------------------------------------------------------------------------------
     TOTAL                                                       5,811,662       5,450,171          361,491        6.6
=======================================================================================================================

N/M - Not Meaningful
Reclassifications have been made to prior periods to conform to the current period's presentation.